EXHIBIT 10.7


                  Schedules to Exhibit 10.7 have been omitted.

                                    AGREEMENT

                  AGREEMENT, dated as of May 12, 2004 (this "AGREEMENT"), among PowerDsine Ltd., a private company organized under the laws of the State of Israel (the "COMPANY"), General Atlantic Partners 78, L.P., a Delaware limited partnership ("GAP LP"), General Atlantic Partners (Bermuda), L.P., a Bermuda limited partnership ("GAP BERMUDA"), GAP-W International LLC, a Delaware limited liability company ("GAP-W INTERNATIONAL"), GapStar, LLC, a Delaware limited liability company ("GAPSTAR"), GAP Coinvestments III, LLC, a Delaware limited liability company ("GAPCO III"), GAP Coinvestments IV, LLC, a Delaware limited liability company ("GAPCO IV"), and GAPCO GmbH & Co. KG, a German limited partnership ("GAPCO KG" and, collectively, with GAP LP, GAP Bermuda, GAP-W International, GapStar, GAPCO III and GAPCO IV, the "PURCHASERS").

                  WHEREAS, pursuant to the Securities Purchase Agreement, dated as of May __, 2004 (the "SECURITIES PURCHASE AGREEMENT"), by and among the shareholders of the Company listed on Schedule I thereto (the "SELLING SHAREHOLDERS") and the Purchasers, the Selling Shareholders have agreed to sell to the Purchasers (i) Preferred Shares (as defined below) of the Company and
(ii) warrants to purchase, subject to the terms and conditions thereof, Preferred Shares of the Company;

                  WHEREAS, the Company is prepared to enter into this Agreement at the request of the Purchasers and the Selling Shareholders; and

                  WHEREAS, the Company's determination to enter into this Agreement is premised, to a large extent, on its understanding that the Purchasers have expressed their willingness to have the current senior management of the Company continue to manage and operate the Company as in the past, subject to the oversight of the Board of Directors.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "ARTICLES OF ASSOCIATION" means the Articles of Association of the Company as in effect on the date hereof, as amended and restated from time to time.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Israel or the State of New York are authorized or required by law or executive order to close.

                  "CLOSING DATE" has the meaning set forth in Securities Purchase Agreement.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "DISPOSITION" has the meaning set forth in Section 5 of this Agreement.

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended and the rules and regulations of the United States Securities and Exchange Commission thereunder.

                  "EXCESS VOTING POWER" has the meaning set forth in Section 7.2 of this Agreement.

                  "GAP BERMUDA" has the meaning set forth in the preamble to this Agreement.

                  "GAP LP" has the meaning set forth in the preamble to this Agreement.

                  "GAPCO III" has the meaning set forth in the preamble to this Agreement.

                  "GAPCO IV" has the meaning set forth in the preamble to this Agreement.

                  "GAPCO KG" has the meaning set forth in the preamble to this Agreement.

                  "GAPSTAR" has the meaning set forth in the preamble to this Agreement.

                  "GAP-W INTERNATIONAL" has the meaning set forth in the preamble to this Agreement.

                  "GENERAL ATLANTIC DESIGNEE" has the meaning set forth in
Section 4(a) of this Agreement.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "IPO" has the meaning set forth in Section 4(a) of this Agreement.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, voting restriction (statutory or other), lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

                  "NIS" means New Israeli Shekels.

                  "ORDINARY SHARE EQUIVALENTS" means any security or obligation which is by its terms convertible, exchangeable or exercisable into or for Ordinary Shares, and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent.

                  "ORDINARY SHARES" means the Ordinary Shares of nominal value NIS 0.01 each of the Company.

                  "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PREFERRED SHARES" means, as the context requires, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares, the Series G Preferred Shares and/or the Series H Preferred Shares.

                  "PURCHASED SECURITIES" means the Purchased Shares and Purchased Warrants, and the Ordinary Shares and Preferred Shares issuable upon the conversion or exercise of such Purchased Shares and Purchased Warrants, as applicable.

                  "PURCHASED SHARES" means the Preferred Shares purchased by the Purchasers pursuant to the Securities Purchase Agreement.

                  "PURCHASED WARRANTS" means the warrants to purchase Preferred Shares purchased by the Purchasers pursuant to the Securities Purchase Agreement.

                  "PURCHASERS" has the meaning set forth in the preamble to this Agreement.

                  "QUALIFIED SALE TRANSACTION" has the meaning set forth in
Section 7.2 of this Agreement.

                  "SALE TRANSACTION" means (a)(i) the merger or consolidation of the Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the shareholders of the Company immediately prior to the consummation of such merger, consolidation, tender offer or business combination do not retain at least a majority of the voting power of the surviving Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person or Persons of all or substantially all of the assets of the Company.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

                  "SECURITIES PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "SELLING SHAREHOLDERS" has the meaning set forth in the recitals to this Agreement.

                  "SERIES A PREFERRED SHARES" means the Series A Preferred Shares of nominal value NIS 0.01 each of the Company.

                  "SERIES B PREFERRED SHARES" means the Series B Preferred Shares of nominal value NIS 0.01 each of the Company.

                  "SERIES C PREFERRED SHARES" means the Series C Preferred Shares of nominal value NIS 0.01 each of the Company.

                  "SERIES D PREFERRED SHARES" means the Series D Preferred Shares of nominal value NIS 0.01 each of the Company.

                  "SERIES E PREFERRED SHARES" means the Series E Preferred Shares of nominal value NIS 0.01 each of the Company.

                  "SERIES F PREFERRED SHARES" means the Series F Preferred Shares of nominal value NIS 0.01 each of the Company.

                  "SERIES G PREFERRED SHARES" means the Series G Preferred Shares of nominal value NIS 0.01 each of the Company.

                  "SERIES H PREFERRED SHARES" means the Series H Preferred Shares of nominal value NIS 0.01 each of the Company.

                  "SHARE OPTION PLANS" means, collectively, the 2003 Israeli Share Option Plan of the Company, the 1996 Section 102 Stock Option Plan of the Company and the 2002 Stock Option Plan (Incentive and Restrictive Stock Options) of the Company.

                  "SHARE SPLIT AND BONUS ISSUANCE" has the meaning set forth in
Section 2(a) of this Agreement.

                  "STANDSTILL PERIOD" has the meaning set forth in Section 7.3 of this Agreement.

                  Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers on the date of this Agreement and as of the Closing Date as follows:

                           (a) The authorized share capital of the Company
consists solely of (i) 41,900,000 Ordinary Shares, of which 1,682,850 Ordinary Shares are issued and outstanding, (ii) 1,019,250 Series A Preferred Shares, of which 989,280 Series A Preferred Shares are issued and outstanding, (iii) 750,000 Series B Preferred Shares, of which 705,465 Series B Preferred Shares are issued and outstanding, (iv) 270,000 Series C Preferred Shares, of which 253,935 Series C Preferred Shares are issued and outstanding, (v) 45,750 Series D Preferred Shares, of which 45,675 Series D Preferred Shares are issued and outstanding, (vi) 1,095,000 Series E Preferred Shares, of which 1,080,030 Series E Preferred Shares are issued and outstanding, (vii) 360,000 Series F Preferred Shares, of which 333,330 Series F Preferred Shares are issued and outstanding, (viii) 2,910,000 Series G Preferred Shares, of which 2,551,005 Series G Preferred Shares are issued and outstanding, and (xi) 5,700,000 Series H Preferred Shares, of which 4,566,855 Series H Preferred Shares are issued and outstanding. The foregoing references to number of shares are stated to give effect to the Company's ten-for- one share split and the contemplated increase in the authorized share capital of the Company scheduled to occur on or about May 7, 2004, and the immediate issuance thereafter of 0.5 fully paid bonus shares, par value NIS 0.01 per share, for each outstanding Ordinary Share (collectively, the "SHARE SPLIT AND BONUS ISSUANCE"). All of the foregoing references to number of shares are also subject to adjustment to reflect any share splits, share combinations, share dividends, recapitalizations, reorganizations and the like occurring after the date hereof. (

                           b) (i) One Series A Preferred Share is convertible
into one Ordinary Share, (ii) one Series B Preferred Share is convertible into one Ordinary Share, (iii) one Series C Preferred Share is convertible into one Ordinary Share, (iv) one Series D Preferred Share is convertible into one Ordinary Share, (v) one Series E Preferred Share is convertible into one Ordinary Share, (vi) one Series F Preferred Share is convertible into one Ordinary Share, (vii) one Series G Preferred Share is convertible into 1.096867 Ordinary Shares, and (viii) one Series H Preferred Share is convertible into 1.1 Ordinary Shares. The foregoing references to number of shares are stated to give effect to the Share Split and Bonus Issuance. All of the foregoing references to number of shares are also subject to adjustment to reflect any share splits, share combinations, share dividends, recapitalizations, reorganizations and the like occurring after the date hereof.

                           (c) SCHEDULE 2(C) hereto sets forth a true and
complete list of (i) the shareholders of the Company (including any trust or escrow agent arrangement created in connection with any employee share option plan) and, opposite the name of each shareholder, the amount of all outstanding Ordinary Shares and Ordinary Share Equivalents owned by such shareholder and
(ii) the holders of Ordinary Share Equivalents and, opposite the name of each such holder, the amount of all Ordinary Share Equivalents owned by such holder. The Board of Directors has also authorized an automatic increase, to occur on January 1st of each year, of the Company's aggregate pool of stock options available under the Company's Share Option Plans. Such yearly increase shall be in an amount equal to three percent (3%) of the Company's then outstanding share capital. Under the Share Option Plans, there are 3,814,290 Ordinary Shares issuable upon exercise of options outstanding as of March 31, 2004. The Company has reserved 765,000 Ordinary Shares for future grants to be granted under the Share Option Plans. The Company has reserved an aggregate of 11,229,401 Ordinary Shares for issuance upon conversion of the Preferred Shares (excluding any Preferred Shares issuable upon exercise of warrants for Preferred Shares) and an aggregate of 1,230,141 Preferred Shares for issuance upon exercise of warrants for Preferred Shares. The Company has adequate authorized but unissued Ordinary Shares available for issuance upon conversion of the Preferred Shares issuable upon exercise of all warrants for Preferred Shares. Except as set forth on
SCHEDULE 2(C), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's share capital, (ii) any Ordinary Share Equivalents or (iii) any other securities of the Company, and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company's share capital or any Ordinary Share Equivalents or other securities of the Company. The foregoing references to number of shares are stated to give effect to the Share Split and Bonus Issuance. All of the foregoing references to number of shares are also subject to adjustment to reflect any share splits, share combinations, share dividends, recapitalizations, reorganizations and the like occurring after the date hereof.

                           (d) All of the issued and outstanding Ordinary Shares
and Preferred Shares are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the laws of the State of Israel. The execution, delivery and performance of the Securities Purchase Agreement and the consummation of the transactions contemplated thereby (including, without limitation, the sale and delivery of the Purchased Shares and Purchased Warrants to the Purchasers) comply with the registration and qualification requirements of all applicable securities laws of the United States, the States of the United States and the State of Israel. The Ordinary Shares issuable upon conversion of the Preferred Shares (including, without limitation, any Preferred Shares issuable upon exercise of any warrants for Preferred Shares) have been duly reserved for issuance upon conversion of the Preferred Shares and, when issued in compliance with the provisions of the Articles of Association (or, in the case of any warrants, with the provisions of such warrants), will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all Liens other than Liens imposed by the Purchasers. The Preferred Shares issuable upon exercise of any warrants for Preferred Shares have been duly reserved for issuance upon exercise of such warrants and, when issued in compliance with the provisions of such warrants, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all Liens other than Liens imposed by the Purchasers.

                           (e) The Company has full right, power, authority and
capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  Section 3. REPRESENTATIONS AND WARRANTIES OF EACH OF THE PURCHASERS. Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company on the date of this Agreement and as of the Closing Date as follows:

                           (a) Such Purchaser (i) is acquiring the number of
Purchased Securities to be acquired by such Purchaser pursuant to the Securities Purchase Agreement for its own account for investment only and with no present intention of distributing any of such Purchased Securities or any arrangement or understanding with any other Persons regarding the distribution of such Purchased Securities; (ii) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Securities except in compliance with the Securities Act and any applicable state securities or Blue Sky laws; (iii) is an "accredited investor" under Rule 501 of the Securities Act; and (iv) understands that the Purchased Shares will contain a legend to the following effect:

         THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                           (b) Such Purchaser has full right, power, authority
and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (c) Such Purchaser (i) has received, carefully read
and reviewed and is familiar with the Securities Purchase Agreement and this Agreement and all other information provided to it by or on behalf of the Company, and confirms that all requested documents pertaining to such Purchaser's investment in the Company have been made available to it and/or its representatives; (ii) and/or its advisors, have had the opportunity to ask questions of, and receive answers from, the Company, or a person or persons acting on its behalf, concerning the terms of an investment in the Company and additional information, to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense, and all such questions have been answered to the full satisfaction of such Purchaser;
(iii) is not subscribing for the Purchased Securities to be acquired by such Purchaser pursuant to the Securities Purchase Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a Person not previously known to it in connection with investments in securities generally; (iv) is not relying on the Company, its officers, directors and advisors or any Person with respect to the legal, tax and other economic or technical considerations of such Purchaser relating to this investment other than its own advisors and in regard to such considerations, such Purchaser has relied on the advice of, or has consulted with, only its own advisors; and (v) has read the Company's Articles of Association and understands the transfer restrictions applicable to the Purchased Securities to be acquired by it.

                  Section 4.  CORPORATE GOVERNANCE.

                           (a) The Company shall cause one vacancy to be created
on its Board of Directors and cause to be elected to the Board of Directors, either at a meeting of the Board of Directors or by written resolution in lieu of a meeting of the Board of Directors, on the Closing

Date, one person designated by GAP LP who shall initially be Philip P. Trahanas (the "GENERAL ATLANTIC DESIGNEE") as one of the "industry experts" contemplated by Article 69(A)(VII) of the Articles of Association. The General Atlantic Designee shall serve as one of the "industry experts" in accordance with the Articles of Association until the earlier of (i) the consummation by the Company of a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act (an "IPO"), whereupon the Company shall use its reasonable best efforts to cause the General Atlantic Designee to be one of the members of the Board of Directors as of the consummation of such IPO, as contemplated by Section 4(b) and (ii) the amendment of the Articles of Association contemplated by Section 4(c), whereupon GAP LP shall have the right to appoint a single General Atlantic Designee to the Board of Directors pursuant to the Articles of Association. In the event that the General Atlantic Designee shall cease to serve as director for any reason, the Company shall use its reasonable best efforts to cause the vacancy resulting thereby to be filled by another designee of GAP LP. The Company shall use its best efforts to cause the Board of Directors to consist solely of the following six members on the Closing Date: Kenneth Levy, Igal Rotem, R. William Burgess, Jr., Philip P. Trahanas, Michael Anghel and Glen I. A. Schwaber.

                           (b) In the event that the Company consummates an IPO,
the Company shall use its reasonable best efforts to cause a single General Atlantic Designee to be one of the members of the Board of Directors as of the consummation of such initial public offering.

                           (c) In the event that the Company does not consummate
an IPO on or prior to June 21, 2004, then the Company shall use its reasonable best efforts to convene a meeting of the shareholders and the Board of Directors in order to amend the Articles of Association as soon as practicable thereafter (but in any event not later than July 15, 2004) to provide GAP LP with the right to appoint the General Atlantic Designee to the Board of Directors, so long as the Purchasers, together with their Affiliates, own, in the aggregate, at least 10% of the outstanding share capital of the Company on an as-converted basis. In order to effectuate the foregoing provision, the Company agrees to (i) use its reasonable best efforts to convince the Board of Directors to consider and vote upon the adoption, either at a meeting of the Board of Directors or by written resolution in lieu of a meeting of the Board of Directors, of all the resolutions necessary to effectuate such action, including, without limitation, recommending the approval of such amendment by the Company's shareholders, (ii) use its reasonable best efforts to call a meeting of the Company's shareholders to consider and vote upon the adoption of such action, and (iii) vote any proxies it holds, and to use its reasonable best efforts to cause any officers of the Company who hold proxies to vote such proxies in favor of such action, except, in either case, as otherwise directed by the shareholder who submitted such proxy, either at a meeting of the shareholders or by written resolution of the shareholders in lieu of a meeting.

                           (d) At the first meeting of the shareholders of the
Company after the IPO at which directors of the class of which the General Atlantic Designee is a member are elected (and for the avoidance of doubt, none of the other classes), GAP LP shall be entitled to designate to the Board of Directors the General Atlantic Designee to serve as one of the directors of the Company, which designee shall be reasonably acceptable to a majority of the other members of the Board of

Directors. The Company shall use its reasonable best efforts to cause such General Atlantic Designee to be included in the slate of nominees recommended by the Board of Directors to the Company's shareholders for election as directors, and the Company shall use its reasonable best efforts to cause the election of such General Atlantic Designee, including, without limitation, voting any proxies it holds, and using its reasonable best efforts to cause any officers of the Company who hold proxies to vote such proxies, except, in either case, as otherwise directed by the shareholder who submitted such proxy, in favor of the election of such General Atlantic Designee.

                           (e) The Company shall provide such reimbursement to
the General Atlantic Designee as is consistent with the reimbursement provided to other members of the Board of Directors in their capacities as directors of the Company.

                           (f) From and after the date hereof, at any regular or
special meeting of the Board of Directors or shareholders of the Company, or by any written resolution in lieu of any such meeting, the Company shall use its reasonable best efforts to give effect to the specific terms and provisions of this Agreement (including, without limitation, Sections 4(a), 4(b), 4(c) and 4(d)).

                           (g) If GAP LP chooses a General Atlantic Designee
other than Philip P. Trahanas, GAP LP agrees to obtain the approval of the Chief Executive Officer of the Company with respect to such proposed General Atlantic Designee prior to undertaking any steps necessary under the Articles of Association and under applicable law to appoint such designee to the Board of Directors of the Company; provided, however, that any General Atlantic Designee who is a managing member or senior executive of General Atlantic Partners, LLC shall be deemed to be acceptable to the Chief Executive Officer.

                           (h) Section 4(d) shall terminate and be of no further
force and effect at such time as the Purchasers, together with their Affiliates, own, in the aggregate, less than 10% of the outstanding share capital of the Company on an as-converted basis.

                  Section 5. LOCK-UP. Prior to eighteen (18) months following the earlier of the consummation of an IPO or July 31, 2004, the Purchasers will not, directly or indirectly, without the prior written consent of the Company, offer, sell, contract to sell, pledge or otherwise dispose of, (each such transaction, a "DISPOSITION") or announce any such Disposition of, any Purchased Securities; PROVIDED, HOWEVER, that nothing in this Section 5 shall prevent or restrict (a) the Purchasers from Disposing of their Purchased Securities in connection with a Sale Transaction, (b) the Purchasers from transferring their Purchased Securities to any Affiliate thereof (provided that any such transferee agrees to be bound by the terms of the Articles of Association and this Agreement, including this Section 5) or (c) GapStar from pledging and granting a security interest in its Purchased Securities to a financial institution to secure its obligations to such financial institution (provided that such financial institution takes its security interest subject to this Section 5).

                  Section 6.   COVENANTS AND AGREEMENTS.

                  Section 6.1 ARTICLES OF ASSOCIATION. The Company hereby acknowledges and agrees that, effective as of the Closing Date, all of the Selling Shareholders' rights and obligations under the Articles of Association with respect to the Purchased Securities are assigned to the Purchasers, including, without limitation, the preemptive rights arising under Article 14 of the Articles of Association and membership in the "Investor Group" under Article 17 of the Articles of Association; provided that the Selling Shareholders' rights with respect to the Ampal Director, the JVP Director, the Challenge Director, the DB Director and the Additional H Director (each as defined in the Articles of Association) under Article 69(a) of the Articles of Association shall not be assigned to the Purchasers. The Company hereby waives any notice requirements under the Articles of Association with respect to the transfer of the Purchased Shares and Purchased Warrants to the Purchasers pursuant to the Securities Purchase Agreement, and the assignment to the Purchasers of the rights and obligations with respect to the Purchased Securities; provided that each Purchaser must comply with the delivery requirements of Articles 26 and 27 of the Articles of Association. The Purchasers acknowledge that they have had an opportunity to review the amended Articles of Association as approved by the Company's shareholders.

                  Section 6.2 RIGHTS AGREEMENT. The Company hereby acknowledges and agrees that, effective as of the Closing Date, all of the Selling Shareholders' rights and obligations under the Rights Agreement with respect to the Purchased Securities are assigned to the Purchasers. The Company hereby waives any notice requirements under the Rights Agreement with respect to the transfer of the Purchased Shares and Purchased Warrants to the Purchasers pursuant to the Securities Purchase Agreement, and the assignment of the rights and obligations to the Purchasers with respect to the Purchased Securities.

                  Section 6.3 CERTAIN GOVERNMENTAL APPROVALS. The Company hereby covenants and agrees with the Purchasers that the Company shall take such actions and execute such documents as may be reasonably necessary or required to obtain the approvals of the Investment Center and the Office of the Chief Scientist of the Israeli Ministry of Commerce and Industry in connection with the performance and consummation of the transactions contemplated by the Securities Purchase Agreement.

                  Section 6.4 REGISTRATION OF TRANSFER. The Company hereby covenants and agrees with the Purchasers that the Company shall register the transfer of the Purchased Shares and the Purchased Warrants to the Purchasers on the register of shareholders of the Company administered in accordance with
Section 130 of the Israeli Companies Law 5759-1999 and with the Registrar of Companies of the State of Israel.

                  Section 6.5 CAPITALIZATION. The Company hereby covenants and agrees with the Purchasers that, in the event of any breach of any representation or warranty of the Company in Sections 2(a) and 2(b), the Company shall promptly issue, at a purchase price equal to nominal value, a number of Ordinary Shares to the Purchasers that, when aggregated with the Purchased Shares and Purchased Warrants, represent the aggregate ownership interest in the Company which would have been represented by the Purchased Shares and Purchased Warrants on the date of this Agreement and as of the Closing Date had the representations and warranties of the Company in Sections 2(a) and 2(b) been true and accurate on and as of such dates, it being understood that the remedy provided for under this Section 6.5 is the sole remedy available to the Purchasers for a breach of any representation or warranty of the Company in Sections 2(a) and 2(b).

                  Section 7.  STANDSTILL PROVISIONS.

                  7.1 SECURITIES. None of the Purchasers shall, severally and not jointly, take any of the following actions during the Standstill Period:

                           (a) purchase or otherwise acquire, or offer, seek,
propose or agree to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any securities of the Company, or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities (assuming the conversion of such options, rights or securities), which, when added to any other securities owned by the Purchasers and their Affiliates, represent, in the aggregate, in excess of 35% of the outstanding voting securities of the Company; provided, however, that upon consummation of the IPO, such 35% threshold shall be reduced automatically to 26%; provided, further, however, that in no event shall any Ordinary Shares or Ordinary Share Equivalents that may be issued to the General Atlantic Designee in his capacity as director be prohibited by this Section 7.1 or be included for purposes of calculating whether or not the above threshold has been exceeded;

                           (b) "solicit" any "proxy" (as such terms are defined
in Rule 14a-1 under the Exchange Act) or the power to vote from shareholders of the Company, or become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 under the Exchange Act) with respect to the Company, or make a communication (other than as required by law) referred to in Rule 14a-1(l)(2)(iv) under the Exchange Act in connection with any such "election contest" or other vote by shareholders of the Company; PROVIDED, HOWEVER, that none of the Purchasers shall be deemed to have engaged in a "solicitation" or to have become a "participant" by reason of the membership of the General Atlantic Designee on the Board of Directors;

                           (c) seek or vote for the removal of any member of the
Board of Directors of the Company except for the removal "for cause," within the contemplation of the Israeli Companies Law 5759-1999;

                           (d) call or seek to have called any meeting of the
shareholders of the Company; PROVIDED, HOWEVER, that nothing in this Section 7 shall prohibit or restrict the Purchasers or the General Atlantic Designee from taking actions to give effect to the provisions in Section 4;

                           (e) otherwise act, alone or in concert with others to
(i) solicit, propose, seek to effect or negotiate with any other Person with respect to (A) any business combination with the Company or (B) any restructuring, recapitalization or similar transaction of the Company, (ii) solicit, propose, seek to effect or negotiate with any other Person with respect to, or announce an intent to make, any tender offer or exchange offer for any voting securities of the Company, (iii) disclose an intent, purpose, plan or proposal with respect to the Company or any voting securities of the Company prohibited by the provisions of this Section 7, or (iv) assist, participate in, facilitate or solicit any effort or attempt by any Person to do or seek any of the foregoing; or

                           (f) form, join or participate in a "group" (within
the meaning of Section 13(d) (3) of the Exchange Act) with respect to the matters described in clauses (a) through (e) above; PROVIDED, HOWEVER, that the Purchasers and any of their Affiliates may form, join or participate in a "group" with one another, including for the purpose of acquiring, holding, voting or disposing of any of the Company's securities.

                  Section 7.2 VOTING OF PURCHASED SECURITIES. Until May __, 2009, if the approval of a Qualified Sale Transaction is submitted to a vote of the Company's shareholders at a meeting thereof and the Purchasers, in the aggregate, own voting securities that represent in excess of 20% of the outstanding voting power of the Company entitled to vote at such shareholders meeting (such excess, the "EXCESS VOTING POWER"), then the Purchasers shall, with respect to such Qualified Sale Transaction, vote their voting securities that represent the Excess Voting Power in the same proportion as the votes cast by all other shareholders of the Company (excluding all of the votes cast by the Purchasers and their Affiliates). For purposes of this Section 7.2, a "QUALIFIED SALE TRANSACTION" means a Sale Transaction in which the holders of Ordinary Shares of the Company receive at least US$ 13.34 per Ordinary Share (subject to adjustment for any share splits, share combinations, share dividends, share bonus issuances, recapitalizations, reorganizations and the like). For purposes of calculating the price paid per Ordinary Share in the event that the consideration paid in such Sale Transaction is securities, the US dollar value of such securities shall be the value assigned thereto by the Company's investment banking firm that delivers the fairness opinion to the Board of Directors with respect to such Sale Transaction.

                  Section 7.3 The "STANDSTILL PERIOD" means the period from date hereof through and until the earlier to occur of the following: (i) the forty-eight (48) month anniversary of the consummation of the IPO, and (ii) July 31, 2008.

                  Section 8.  MISCELLANEOUS

                  Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and each Purchaser herein and in the Securities Purchase Agreement shall survive the execution and delivery of this Agreement until the first anniversary of the date hereof.

                  Section 8.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                       (a)   if to the Company:

                             PowerDsine Ltd.
                             1 Hanagar Street
                             Industrial Zone Naveh Neeman B
                             Hod Hasharon, Israel 45421
                             Telecopy: (972-9) 775-5111
                             Attention:  David Goren, General Counsel
                       with a copy to:

                       Morrison & Foerster LLP
                       1290 Avenue of the Americas
                       New York, NY 10104
                       Attention:  James R. Tanenbaum, Esq.

              (b)      if to the Purchasers:

                       c/o General Atlantic Service Corporation
                       3 Pickwick Plaza
                       Greenwich, CT 06830
                       Telecopy: (203) 622-8818
                       Attention: Matthew Nimetz

                       with a copy to:

                       Paul, Weiss, Rifkind, Wharton & Garrison LLP
                       1285 Avenue of the Americas
                       New York, NY 10019-6064
                       Telecopy: (212) 757-3990
                       Attention:  Douglas A. Cifu, Esq.

                  All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one Business Day after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next business day delivery;
(iii) five (5) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 8.2 designate another address or Person for receipt of notices hereunder. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

                  Section 8.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto; PROVIDED that such successors and assigns agree to be bound by the terms of this Agreement. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement to any of their respective Affiliates. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  Section 8.4  AMENDMENT AND WAIVER.

                           (a) No failure or delay on the part of the Company or
any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                           (b) Any amendment, supplement or modification of or
to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

                  Section 8.5 TERMINATION. This Agreement shall terminate automatically upon the termination of the Securities Purchase Agreement in accordance with the terms of the Securities Purchase Agreement. If this Agreement so terminates, it shall become null and void and have no further force or effect (except for the provisions of Section 1 and Sections 8.2 through 8.12 (inclusive)), and none of the parties hereto shall have any liability for any damages (including, without limitation, actual, compensatory, speculative, indirect, unforeseeable or consequential damages or lost profits) resulting from any termination of this Agreement.

                  Section 8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts or by facsimile and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 8.7 SPECIFIC PERFORMANCE; REMEDIES CUMULATIVE. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law. The rights and remedies provided in this Agreement are cumulative and not alternative.

                  Section 8.8 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 8.9 WAIVER OF JURY TRIAL. EACH OF THE PURCHASERS AND THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

                  Section 8.10 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  Section 8.11 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  Section 8.12 PUBLIC ANNOUNCEMENTS. Neither the Company nor the Purchasers will make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, except to the extent such party reasonably believes such public statement is required by any requirement of law, including, without limitation, any securities or stock market regulation, or to the extent required by the Purchasers in connection with their customary internal reporting; PROVIDED, HOWEVER, that General Atlantic Partners, LLC may disclose on its website, www.gapartners.com, the name of the Company, a brief description of the Company's business, which description shall be approved in writing by the Company, a link to the Company's website and the Company's senior executive officers. Notwithstanding the foregoing, the Company will not use or refer to the name of any Purchaser in any public statement or disclosure without the consent of such Purchaser except to the extent that such party reasonably believes such statement or disclosure is required by applicable law or stock market regulations.

                  Section 8.13 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                                POWERDSINE LTD.




                                By:  /s/ IGAL ROTEM
                                   -------------------------------------------
                                     Name: Igal Rotem
                                     Title: Chief Executive Officer



                                GENERAL ATLANTIC PARTNERS 78, L.P.


                                By:  GENERAL ATLANTIC PARTNERS, LLC,
                                     its General Partner



                                By:  /s/ MATTHEW NIMETZ
                                   -------------------------------------------
                                     Name: Matthew Nimetz
                                     Title: A Managing Member

                                GENERAL ATLANTIC PARTNERS
                                     (BERMUDA), L.P.


                                By:  GAP (BERMUDA) LIMITED,
                                     its General Partner



                                By:  /s/ MATTHEW NIMETZ
                                   -------------------------------------------
                                     Name: Matthew Nimetz
                                     Title: Vice President


                                GAP-W INTERNATIONAL, LLC



                                By:  /s/ MATTHEW NIMETZ
                                   -------------------------------------------
                                     Name: Matthew Nimetz
                                     Title: Vice President

                                GAPSTAR, LLC


                                By:  GENERAL ATLANTIC PARTNERS, LLC,
                                     its Sole Member


                                By:  /s/ MATTHEW NIMETZ
                                   -------------------------------------------
                                     Name: Matthew Nimetz
                                     Title: A Managing Member



                                GAP COINVESTMENT III, LLC




                                By:  /s/ MATTHEW NIMETZ
                                   -------------------------------------------
                                     Name: Matthew Nimetz
                                     Title: A Managing Member



                                GAP COINVESTMENT IV, LLC




                                By:  /s/ MATTHEW NIMETZ
                                   -------------------------------------------
                                     Name: Matthew Nimetz
                                     Title: A Managing Member



                                GAPCO GMBH & CO. KG


                                By:  GAPCO MANAGEMENT GMBH,
                                     its General Partner


                                By:  /s/ MATTHEW NIMETZ
                                   -------------------------------------------
                                     Name: Matthew Nimetz
                                     Title: Managing Director